Sun Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
On September 22, 2026, Sun Communities, Inc. (the “Company”) completed the closing of the previously announced sale of the outstanding equity of the subsidiaries (collectively, “Park Holidays” or “the UK business”) through which the Company operated all of its business in the United Kingdom (the “Park Holidays Sale” or the “Transaction”). As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 21, 2026, and amended on May 28, 2026, the disposition was pursuant to an agreement dated May 21, 2026 (the “Purchase Agreement”), between Sun Communities Operating Limited Partnership, on behalf of itself and two of its subsidiaries (collectively, the “Sellers”), and Panther Bidco Limited (the “Buyer”, which is an affiliate of Aermont Capital LLP).
The base consideration amount for the Transaction was £785.7 million (or approximately $1.07 billion), subject to certain customary locked box adjustments, inclusive of the cash profits of Park Holidays up to the completion of the transaction. At the closing of the Transaction, the Buyer paid the Company cash consideration of approximately £772.3 million (or approximately $1.05 billion). The net proceeds to the Company were approximately $1.03 billion, net of closing and transaction costs.
The Transaction constitutes a significant disposition for purposes of Item 2.01 of Form 8-K. The Company has also determined that the UK business has met the criteria under Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”) to be classified as a discontinued operation, as the sale of the UK business represents a strategic shift that will have a significant effect on the Company’s operations and financial results. Accordingly, the Company has accounted for the UK business as a discontinued operation beginning in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
The unaudited pro forma condensed consolidated financial statements presented below have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 reflects the Transaction as if it occurred on such date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and for each of the years ended December 31, 2025, 2024, and 2023 reflect the Transaction as if it occurred on January 1, 2023.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
–The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026; and
–The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 28, 2026; and
–The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the SEC on July 28, 2026.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and for the years ended December 31, 2025, 2024, and 2023 reflect “Pro Forma Adjustments” that are incremental to those related to the Transaction and discontinued operations presentation of the UK business, as discussed above. The Pro Forma Adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
As previously announced, on April 30, 2025, the Company completed the initial closing of the sale of Safe Harbor Marinas, LLC and SHM TRS, LLC (collectively, “Safe Harbor”) for an aggregate purchase price of $5.65 billion, subject to certain adjustments (the “Safe Harbor Sale”). The Safe Harbor business was classified as a discontinued operation in our Form 10-K for the year ended December 31, 2025 and is therefore not included in our historical results attributable to continuing operations in the accompanying unaudited pro forma condensed consolidated financial statements. During the year ended December 31, 2025, the Company used proceeds from the Safe Harbor Sale to settle approximately $3.3 billion of debt obligations (the “Debt Repayment”). To maintain consistency and continuity with the unaudited pro forma condensed consolidated financial statements associated with the Safe Harbor Sale, disclosed in the Current Report on Form 8-K filed with the SEC on May 6, 2025, we have included pro forma adjustments related to the Debt Repayment in the accompanying schedules. These pro forma debt adjustments are not attributable to the Park Holidays Sale and are included to reflect the impact of the Debt Repayment, which is already reflected in the Company’s capital structure following the Safe Harbor Sale.
The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Transaction occurred on the dates indicated, nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed consolidated financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the Company in periods following the Transaction may differ materially from this unaudited pro forma condensed consolidated financial information.

Sun Communities, Inc.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
As of June 30, 2026
(In millions, except for per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 2(a))	Additional Transaction Accounting Adjustments		Pro Forma
Assets
Land	$1,793.8	$—	$—		$1,793.8
Land improvements and buildings	8,733.9	—	—		8,733.9
Rental homes and improvements	998.3	—	—		998.3
Furniture, fixtures and equipment	687.2	—	—		687.2
Investment property	12,213.2	—	—		12,213.2
Accumulated depreciation	(3,702.0)	—	—		(3,702.0)
Investment property, net	8,511.2	—	—		8,511.2
Cash, cash equivalents and restricted cash	165.2	—	1,032.8	2(b)	1,198.0
Inventory of manufactured homes	75.7	—	—		75.7
Notes and other receivables, net	282.4	—	—		282.4
Collateralized receivables, net	39.2	—	—		39.2
Goodwill	9.5	—	—		9.5
Other intangible assets, net	34.0	—	—		34.0
Other assets, net	303.7	—	—		303.7
Assets held for sale and discontinued operations, net	1,446.7	(1,446.7)	—		—
Total Assets	$10,867.6	$(1,446.7)	$1,032.8		$10,453.7
Liabilities
Mortgage loans payable	$2,225.3	$—	$—		$2,225.3
Secured borrowings on collateralized receivables	39.2	—	—		39.2
Unsecured debt	1,787.7	—	—		1,787.7
Distributions payable	139.9	—	—		139.9
Advanced reservation deposits and rent	199.9	—	—		199.9
Accrued expenses and accounts payable	193.3	—	—		193.3
Other liabilities	75.8	—	—		75.8
Liabilities held for sale and discontinued operations, net	428.9	(428.9)	—		—
Total Liabilities	5,090.0	(428.9)	—		4,661.1
Commitments and contingencies
Temporary equity	184.0	—	—		184.0
Shareholders' Equity
Common stock, $0.01 par value. Authorized: 360.0 shares; Issued and outstanding: 122.5 at June 30, 2026	1.2	—	—		1.2
Additional paid-in capital	9,487.5	—	—		9,487.5
Accumulated other comprehensive income / (loss)	2.4	—	5.8	2(c)	8.2
Distributions in excess of accumulated earnings	(3,971.7)	(1,017.8)	1,027.0	2(b)(c)	(3,962.5)
Total SUI Shareholders' Equity	5,519.4	(1,017.8)	1,032.8		5,534.4
Noncontrolling interests	74.2	—	—		74.2
Total Shareholders' Equity	5,593.6	(1,017.8)	1,032.8		5,608.6
Total Liabilities, Temporary Equity and Shareholders' Equity	$10,867.6	$(1,446.7)	$1,032.8		$10,453.7

See notes to unaudited pro forma condensed consolidated financial statements.

Sun Communities, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For The Six Months Ended June 30, 2026
(In millions, except for per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Pro Forma
Revenues
Real property	$802.2	$—	$802.2
Home sales	54.3	—	54.3
Ancillary	33.1	—	33.1
Interest	13.4	—	13.4
Brokerage commissions and other, net	5.0	—	5.0
Total Revenues	908.0	—	908.0
Expenses
Property operating and maintenance	250.3	—	250.3
Real estate tax	54.9	—	54.9
Home costs and selling	49.4	—	49.4
Ancillary	26.3	—	26.3
General and administrative	108.5	—	108.5
Catastrophic event-related charges, net	1.3	—	1.3
Depreciation and amortization	245.3	—	245.3
Asset impairments	18.2	—	18.2
Interest	76.5	—	76.5
Total Expenses	830.7	—	830.7
Income Before Other Items	77.3	—	77.3
Loss on foreign currency exchanges	(10.6)	—	(10.6)
Loss on dispositions of properties, net	(20.9)	—	(20.9)
Other income, net	8.4	—	8.4
Loss on remeasurement of notes receivable	(2.8)	—	(2.8)
Income from nonconsolidated affiliates	12.2	—	12.2
Loss on remeasurement of investment in nonconsolidated affiliates	(1.5)	—	(1.5)
Current tax expense	(1.5)	—	(1.5)
Deferred tax benefit	0.1	—	0.1
Net Income from Continuing Operations	60.7	—	60.7
Loss from discontinued operations, net	(1,091.9)	1,091.9	—
Net Income / (Loss)	(1,031.2)	1,091.9	60.7
Less: Preferred return to preferred OP units / equity interests	5.2	—	5.2
Less: Loss attributable to noncontrolling interests	(35.0)	—	(35.0)
Net Income / (Loss) Attributable to SUI Common Shareholders	$(1,001.4)	$1,091.9	$90.5

Weighted average common shares outstanding - basic	122.6		122.6	3(b)
Weighted average common shares outstanding - diluted	127.4		127.4	3(b)

Basic earnings / (loss) per share	$(8.13)		$0.78	3(b)
Diluted earnings / (loss) per share	$(8.10)		$0.47	3(b)

See notes to unaudited pro forma condensed consolidated financial statements.

Sun Communities, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For The Year Ended December 31, 2025
(In millions, except for per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Debt Adjustments (Note 3c)	Pro Forma
Revenues
Real property	$1,765.8	$(185.7)	$—	$1,580.1
Home sales	333.8	(193.4)	—	140.4
Ancillary	134.0	(48.1)	—	85.9
Interest	48.5	(0.4)	—	48.1
Brokerage commissions and other, net	24.0	(4.4)	—	19.6
Total Revenues	2,306.1	(432.0)	—	1,874.1
Expenses
Property operating and maintenance	595.9	(96.4)	—	499.5
Real estate tax	111.1	(8.5)	—	102.6
Home costs and selling	263.8	(143.7)	—	120.1
Ancillary	106.0	(47.8)	—	58.2
General and administrative	236.7	(38.8)	—	197.9
Catastrophic event-related charges, net	1.2	—	—	1.2
Business combinations	—	—	—	—
Depreciation and amortization	507.9	(40.9)	—	467.0
Asset impairments	386.7	(163.3)	—	223.4
Loss on extinguishment of debt	104.0	—	—	104.0
Interest	221.0	(10.4)	(42.4)	168.2
Total Expenses	2,534.3	(549.8)	(42.4)	1,942.1
Loss Before Other Items	(228.2)	117.8	42.4	(68.0)
Gain on foreign currency exchanges	26.7	—	—	26.7
Gain on dispositions of properties, net	5.1	(3.9)	—	1.2
Other income, net	133.9	(51.2)	—	82.7
Loss on remeasurement of notes receivable	(1.6)	—	—	(1.6)
Income from nonconsolidated affiliates	16.4	—	—	16.4
Loss on remeasurement of investment in nonconsolidated affiliates	(0.9)	—	—	(0.9)
Current tax expense	(10.8)	7.6	—	(3.2)
Deferred tax benefit	60.0	(58.9)	—	1.1
Net Income / (Loss) from Continuing Operations	0.6	11.4	42.4	54.4
Less: Preferred return to preferred OP units / equity interests	12.6	—	—	12.6
Less: Income attributable to noncontrolling interests	56.4	—	—	56.4
Net Income / (Loss) from Continuing Operations Attributable to SUI Common Shareholders	$(68.4)	$11.4	$42.4	$(14.6)

Weighted average common shares outstanding - basic	124.9			124.9	3(b)
Weighted average common shares outstanding - diluted	124.9			124.9	3(b)

Basic loss per share from continuing operations	$(0.61)			$(0.18)	3(b)
Diluted loss per share from continuing operations	$(0.61)			$(0.18)	3(b)

See notes to unaudited pro forma condensed consolidated financial statements.

Sun Communities, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For The Year Ended December 31, 2024
(In millions, except for per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Debt Adjustments (Note 3c)	Pro Forma
Revenues
Real property	$1,703.1	$(177.3)	$—	$1,525.8
Home sales	369.9	(188.8)	—	181.1
Ancillary	132.5	(43.9)	—	88.6
Interest	20.1	(0.4)	—	19.7
Brokerage commissions and other, net	34.9	(4.0)	—	30.9
Total Revenues	2,260.5	(414.4)	—	1,846.1
Expenses
Property operating and maintenance	584.0	(90.7)	—	493.3
Real estate tax	103.8	(7.5)	—	96.3
Home costs and selling	273.1	(127.4)	—	145.7
Ancillary	108.9	(43.8)	—	65.1
General and administrative	230.5	(41.6)	—	188.9
Catastrophic event-related charges, net	23.6	—	—	23.6
Depreciation and amortization	490.5	(37.8)	—	452.7
Asset impairments	66.7	(6.8)	—	59.9
Goodwill impairment	180.8	(180.8)	—	—
Loss on extinguishment of debt	1.4	—	—	1.4
Interest	350.3	(14.8)	(169.8)	165.7
Total Expenses	2,413.6	(551.2)	(169.8)	1,692.6
Income / (Loss) Before Other Items	(153.1)	136.8	169.8	153.5
Loss on foreign currency exchanges	(25.8)	—	—	(25.8)
Gain on dispositions of properties, net	202.9	(1.3)	—	201.6
Other expense, net	(6.8)	0.8	—	(6.0)
Loss on remeasurement of notes receivable	(36.4)	0.8	—	(35.6)
Income from nonconsolidated affiliates	9.5	—	—	9.5
Gain on remeasurement of investment in nonconsolidated affiliates	6.6	—	—	6.6
Current tax benefit	(3.6)	(2.6)	—	(6.2)
Deferred tax benefit	39.6	(38.9)	—	0.7
Net Income / (Loss) from Continuing Operations	32.9	95.6	169.8	298.3
Less: Preferred return to preferred OP units / equity interests	12.8	—	—	12.8
Less: Income attributable to noncontrolling interests	5.3	—	—	5.3
Net Income / (Loss) from Continuing Operations Attributable to SUI Common Shareholders	$14.8	$95.6	$169.8	$280.2

Weighted average common shares outstanding - basic	124.5			124.5	3(b)
Weighted average common shares outstanding - diluted	127.2			127.2	3(b)

Basic earnings per share from continuing operations	$0.12			$2.25	3(b)
Diluted earnings per share from continuing operations	$0.12			$2.21	3(b)

See notes to unaudited pro forma condensed consolidated financial statements.

Sun Communities, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For The Year Ended December 31, 2023
(In millions, except for per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Disposition Adjustments (Note 3a)	Debt Adjustments (Note 3c)	Pro Forma
Revenues
Real property	$1,628.2	$(156.3)	$—	$1,471.9
Home sales	419.9	(186.1)	—	233.8
Ancillary	137.6	(40.0)	—	97.6
Interest	44.8	(0.1)	—	44.7
Brokerage commissions and other, net	53.6	(3.5)	—	50.1
Total Revenues	2,284.1	(386.0)	—	1,898.1
Expenses
Property operating and maintenance	555.9	(83.6)	—	472.3
Real estate tax	95.7	(6.0)	—	89.7
Home costs and selling	305.6	(125.7)	—	179.9
Ancillary	108.3	(40.1)	—	68.2
General and administrative	213.5	(33.7)	—	179.8
Catastrophic event-related charges, net	(3.4)	—	—	(3.4)
Business combinations	3.0	(3.7)	—	(0.7)
Depreciation and amortization	494.1	(30.3)	—	463.8
Asset impairments	5.6	0.8	—	6.4
Goodwill impairment	369.9	(369.9)	—	—
Loss on extinguishment of debt	—	—	—	—
Interest	325.7	(14.0)	(127.2)	184.5
Interest on mandatorily redeemable preferred OP units / equity	3.3	—	—	3.3
Total Expenses	2,477.2	(706.2)	(127.2)	1,643.8
Income / (Loss) Before Other Items	(193.1)	320.2	127.2	254.3
Loss on remeasurement of marketable securities	(16.0)	—	—	(16.0)
Loss on foreign currency exchanges	(0.3)	—	—	(0.3)
Gain on dispositions of properties, net	11.0	—	—	11.0
Other expense, net	(7.3)	3.4	—	(3.9)
Loss on remeasurement of notes receivable	(106.7)	102.9	—	(3.8)
Income from nonconsolidated affiliates	16.0	—	—	16.0
Loss on remeasurement of investment in nonconsolidated affiliates	(4.2)	—	—	(4.2)
Current tax expense	(13.7)	8.2	—	(5.5)
Deferred tax benefit / (expense)	22.9	(23.2)	—	(0.3)
Net Income / (Loss) from Continuing Operations	(291.4)	411.5	127.2	247.3
Less: Preferred return to preferred OP units / equity interests	12.3	—	—	12.3
Less: Loss attributable to noncontrolling interests	(8.1)	—	—	(8.1)
Net Income / (Loss) from Continuing Operations Attributable to SUI Common Shareholders	$(295.6)	$411.5	$127.2	$243.1

Weighted average common shares outstanding - basic	123.4			123.4	3(b)
Weighted average common shares outstanding - diluted	123.8			123.8	3(b)

Basic earnings / (loss) per share from continuing operations	$(2.38)			$1.98	3(b)
Diluted earnings / (loss) per share from continuing operations	$(2.39)			$1.96	3(b)
See notes to unaudited pro forma condensed consolidated financial statements.

Sun Communities, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.
In accordance with ASC 205-20, discontinued operations represent the elimination of assets, liabilities, shareholders’ equity, and results of operations attributable to the UK business, which were included in the Company’s historical condensed consolidated financial statements (“Company Historical”). Adjustments do not include general corporate overhead costs previously allocated to the UK business, which will continue to be recognized on an ongoing basis. Such allocations include labor and non-labor expense related to the Company’s corporate support functions that previously provided support to the UK business including finance, accounting, tax, treasury, information technology, human resources, and legal. Adjustments include direct operating expenses incurred that are identifiable as costs of the UK business and will not continue to be recognized on an ongoing basis. The Company did not record any incremental management adjustments to the unaudited pro forma condensed consolidated financial statements.
The proceeds from the sale are expected to be used primarily to repurchase shares, pay down debt, including outstanding balances on our senior credit facility, and for general corporate purposes. The actual use of proceeds will be determined by the Company’s management and Board of Directors.
No pro forma tax adjustments are reflected in the unaudited pro forma condensed consolidated financial statements as the tax impact is not considered material.
2.Pro Forma Adjustments – Balance Sheet
(a) Represents the elimination of the assets and liabilities of the UK business that were classified as discontinued operations in accordance with ASC 205-20. The amounts presented exclude intercompany transactions between the Company and the UK business that were eliminated in consolidation. The Company entered into a transition services agreement under which the Company will provide the former UK business with a continuation of certain IT services through no later than May 31, 2027, but as of the date of this filing, there were no material transaction accounting adjustments resulting from that or any other transition service agreement.
(b) Represents the estimated net cash proceeds at the closing of the Transaction, and does not assume repayment of debt, share repurchases, acquisitions, or other capital deployment. All amounts were converted using a weighted average hedged average British pound sterling to U.S. dollar exchange rate of approximately 1.36 as of August 26, 2026 (in millions):

$1,068.6	Base consideration amount
29.0	Plus: Buyer additional consideration amount
(47.2)	Less: Known leakage and other transaction costs
1,050.4	Gross sales proceeds
(17.6)	Less: Additional transaction costs paid at the closing date
$1,032.8	Net cash proceeds
(c) Represents the gross sales proceeds received from the completed Transaction, and elimination of the related account balances as if the Transaction had been consummated as of June 30, 2026. Accumulated earnings have been increased to reflect the receipt of net cash proceeds and removal of assets and liabilities related to the Transaction, as follows (in millions):

$1,050.4	Gross sales proceeds
(17.6)	Less: Additional transaction costs paid at the closing date
1,032.8	Net cash proceeds
(1,017.8)	Park Holiday’s net assets as of June 30, 2026(1)
(19.6)	Estimated increase to Park Holiday’s net assets from foreign currency translation and working capital adjustments
(5.8)	Estimated accumulated other comprehensive loss reclassified to earnings(2)
$(10.4)	Estimated pro forma loss from change to valuation allowance and disposal of discontinued operation
(1)Represents net assets at June 30, 2026 after recording a valuation allowance charge of $1.1 billion during the three months ended June 30, 2026 to reduce the carrying value of the UK business to its estimated fair value less costs to sell. Refer to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026, which was filed with the SEC on July 28, 2026, for additional information.
(2)Estimated foreign currency translation loss as of August 31, 2026.
The pro forma loss from the change to the valuation allowance and disposal of the discontinued operation has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

Sun Communities, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

3.Pro Forma Adjustments – Statement of Operations
(a) Represents the elimination of revenues and expenses associated with the UK business that were classified as discontinued operations in accordance with ASC 205-20. The amounts presented exclude intercompany transactions between the Company and the UK business that were eliminated in consolidation. The Company entered into a transition services agreement under which the Company will provide the former UK business with a continuation of certain IT services through no later than May 31, 2027, but as of the date of this filing, there were no material transaction accounting adjustments resulting from that or any other transition service agreement.
(b) Represents the impact on earnings per share related to pro forma adjustments. For the years ended December 31, 2025 and 2024, diluted earnings per share was calculated using the two-class method for restricted stock awards as the application of this method resulted in a more diluted earnings per share during these periods. For the year ended December 31, 2023, diluted earnings per share was calculated using the treasury stock method for restricted stock awards as the application of this method resulted in a more diluted earnings per share during this period.
(c) Represents the reduction of historical interest expense to earnings in connection with the Debt Repayment which occurred in conjunction with the Safe Harbor Sale in 2025. The pro forma adjustments are reflected as if the repayment of the debt had occurred on January 1, 2022. Refer to the unaudited pro forma condensed consolidated financial statements included as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2025 for additional information.